                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated February 15, 1999 relating to the consolidated financial statements of Park-Ohio Holdings Corp., included in this Annual Report on Form 10-K for the year ended December 31, 1998.

                                                                                            Shares/Dollars
Registration Statement                          Description                                   Registered
----------------------          ---------------------------------------------------        ----------------
Form S-8 (33-64420)             1992 Stock Option Plan                                           350,000

Form S-8 (33-01047)             Individual Account Retirement Plan                             1,500,000

Form S-8 (333-28407)            Amended  and  Restated  1992 Stock  Option Plan and              750,000
                                1996 Non-Employee Director Stock Option Plan

Form S-8 (333-58161)            1998 Long-Term Incentive Plan                                    550,000

Form S-4 (333-46931)            Formation of PKOH Holding Corporation                         11,000,000



                                           /s/ Ernst & Young LLP

Cleveland, Ohio
March 26, 1999